Earnings Release

JETBLUE ANNOUNCES FIRST QUARTER 2019 RESULTS

NEW YORK (April 23, 2019) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the first quarter 2019:

•
Reported diluted earnings per share of $0.14 in the first quarter of 2019 compared to $0.28 in the first quarter of 2018. Adjusted diluted earnings per share was $0.16 in the first quarter of 2019 versus $0.26 in the first quarter of 2018. Note A to this earnings release includes the GAAP to Non-GAAP reconciliation between reported and adjusted diluted earnings per share.

•
GAAP pre-tax income of $58 million, a decline of 48.5% from $113 million in the first quarter of 2018. Excluding the one-time costs, adjusted pre-tax income of $70 million(1), a decline of 38.2% from the first quarter of 2018.

•	Pre-tax margin of 3.1%, inclusive of the one-time costs, a 3.3 point decline from the first quarter of 2018. Adjusted pre-tax margin of 3.7%(1), a 2.7 percentage point decline year over year.

Highlights from the First Quarter 2019

•
First quarter 2019 revenue per available seat mile (RASM) declined 3.1%, year over year, driven by holiday calendar placement, improved completion factor and certain areas of softness observed in the trough period. Excluding the 0.75 point impact from high completion factor, RASM declined 2.4% year over year, slightly better than the mid-point of our guidance range of down (3.5%) to down (1.5%).

•
Operating expenses per available seat mile, excluding fuel (CASM ex-fuel)(1) increased 0.9%, below the low end of our initial guidance range of 1.5% to 3.5%. This increase includes a benefit of approximately 0.75 points from improved completion factor.

Key Guidance for the Second Quarter and Full Year 2019

•	Capacity is expected to increase between 4.5% and 6.5% year over year in the second quarter 2019. For the full year 2019, JetBlue expects capacity to increase between 4.5% and 6.5%.

•
RASM growth is expected to range between 1.0% and 4.0% for the second quarter 2019 compared to the same period in 2018. Our guidance includes a benefit of 2.25 points of impact related to the calendar placement shift of Easter and Passover between the first and second quarters of 2019.

•
CASM ex-fuel is expected to increase between 1.5% and 3.5% for the second quarter of 2019, principally driven by engine maintenance timing and the year-over-year impact of the pilot contract effective on August 1st, 2018. For the full year 2019, JetBlue continues to expect year over year CASM ex-fuel to be between flat and 2.0%.

For further details see the latest Investor Update and the First Quarter 2019 Earnings Presentation available via the internet at http://investor.jetblue.com.

JetBlue will conduct a conference call to discuss its quarterly earnings today, April 23, 2019 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com.

Executing our Plan to Reach our EPS Commitments

"We are very proud of our team and the work they do every day to deliver the JetBlue experience. This quarter our financial performance was mainly impacted by the calendar placement of Easter and Passover holidays and, as disclosed in March, a softer revenue environment than initially expected," said Robin Hayes, JetBlue’s Chief Executive Officer.

"In recent years we have repeatedly demonstrated our ability to adapt to the changing environment around us to achieve our margin commitments - and 2019 is proving to be no different. We believe we will successfully execute our five ‘building blocks’ introduced at our 2018 Investor Day, and we remain committed to our goal of delivering earnings per share between $2.50 and $3 dollars by 2020. We also continue to expect margin expansion in 2019, and to further expand our margins in 2020."

"We believe our work will position us for success into the next decade. Next year we anticipate the first delivery of our margin-accretive A220s, a game-changing aircraft to further help us reduce our unit costs, improve our margins and increase our EPS. We are thrilled that we recently converted 13 A321s in our order book to A321 LRs, and we expect to begin our European service by adding London from Boston and New York starting in 2021," said Joanna Geraghty, JetBlue’s President and Chief Operating Officer.

Revenue Performance and Outlook

First quarter RASM declined 3.1% year over year. Excluding the 0.75 point headwind from improved completion factor, RASM was slightly better than the mid-point of our guidance range of down (3.5%) to down (1.5%). "Our RASM was negatively impacted by three drivers: this year’s holiday calendar placement, improved completion factor, and certain areas of softness we observed in the trough period," said Marty St. George, JetBlue’s EVP Commercial and Planning.

"Looking into the second quarter, we expect RASM growth between 1.0% and 4.0% year over year. Our guidance includes an anticipated 2.25 point positive impact of Easter/Passover holiday placement shift into April. March RASM showed clear signs of a weaker trough, which extended into the first half of April. The April peak, however, is showing the strength we had expected, and very early look at May and June points to sequential RASM acceleration."

Cost Performance, Outlook and Balance Sheet

"Our first quarter CASM ex-fuel represents a unit cost increase below the mid-point of our guidance range. For the second quarter, we expect CASM ex-fuel growth to range between 1.5% and 3.5%. As a reminder, both our first quarter and second quarter guidance include an approximately three-point impact from our pilot contract signed last August," said Steve Priest, JetBlue’s EVP Chief Financial Officer.

"We could not be prouder of the hard work across JetBlue to deliver on our commitments to hit our goals. We are encouraged by the CASM ex-fuel progress we made in the first quarter, and the progression we anticipate for the rest of the year. In the first half we will continue to digest our first pilot contract, and despite our capacity reduction from early March, our guidance range remains between 0 and 2 percent."

Capital Allocation and Liquidity

JetBlue ended the quarter with approximately $876 million in unrestricted cash, cash equivalents, and short term investments, or about 11.3% of trailing twelve month revenue. In addition, at the end of the quarter, JetBlue maintained approximately $625 million in undrawn lines of credit. JetBlue repaid $133 million in regularly scheduled debt and capital lease obligations for the first quarter.

Fuel Expense and Hedging

The realized fuel price in the quarter was $2.05 per gallon, a 2.0% decline versus first quarter 2018 realized fuel price of $2.09.

JetBlue entered into forward fuel derivative contracts to hedge approximately 7% of its fuel consumption for the second quarter of 2019. Based on the fuel curve as of April 12th, JetBlue expects an average all-in price per gallon of fuel of $2.21 in the second quarter of 2019.

About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles (Long Beach), Orlando, and San Juan. JetBlue carries more than 42 million customers a year to 100+ cities in the U.S., Caribbean, and Latin America with an average of more than 1,000 daily flights. For more information please visit jetblue.com.

Notes

(1)	Note A provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 which represent our management's beliefs and assumptions concerning future events. When used in this document and in documents incorporated herein by reference, the words "expects," "plans," "anticipates," "indicates," "believes," "forecast," "guidance," "outlook," "may," "will," "should," "seeks," "targets" and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; our significant fixed obligations and substantial indebtedness; volatility in fuel prices, maintenance costs and interest rates; our reliance on high daily aircraft utilization; our ability to implement our growth strategy; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on a limited number of suppliers; our dependence on the New York and Boston metropolitan markets and the effect of increased congestion in these markets; our reliance on automated systems and technology; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; our presence in some international emerging markets that may experience political or economic instability or may subject us to legal risk; reputational and business risk from information security breaches or cyber-attacks; changes in or additional domestic or foreign government regulation; changes in our industry due to other airlines' financial condition; acts of war or terrorism; global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; the spread of infectious diseases; adverse weather conditions or natural disasters; and external geopolitical events and conditions. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs and assumptions upon which we base our expectations may change prior to the end of each quarter or year.

Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this press release, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results include, in addition to others not described in this press release, those described in Item 1A of our 2018 Form 10-K under "Risks Related to JetBlue" and "Risks Associated with the Airline Industry". In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,		Percent
	2019	2018(1)	Change
OPERATING REVENUES
Passenger	$1,802	$1,692	6.5
Other	69	62	11.8
Total operating revenues	1,871	1,754	6.7

OPERATING EXPENSES
Aircraft fuel and related taxes	437	417	4.9
Salaries, wages and benefits	575	499	15.2
Landing fees and other rents	115	109	6.2
Depreciation and amortization	124	111	11.5
Aircraft rent	25	25	1.5
Sales and marketing	66	67	(1.8)
Maintenance, materials and repairs	155	142	9.3
Other operating expenses	286	259	10.1
Special items	12	—	—
Total operating expenses	1,795	1,629	10.2

OPERATING INCOME	76	125	(39.0)

Operating margin	4.1%	7.1%	(3.0)	pts.

OTHER INCOME (EXPENSE)
Interest expense	(20)	(16)	25.3
Capitalized interest	3	2	24.0
Interest income and other	(1)	2	(149.5)
Total other income (expense)	(18)	(12)	(52.3)

INCOME BEFORE INCOME TAXES	58	113	(48.5)

Pre-tax margin	3.1%	6.4%	(3.3)	pts.

Income tax expense	16	23	(27.7)

NET INCOME	$42	$90	(53.8)

EARNINGS PER COMMON SHARE:
Basic	$0.14	$0.28
Diluted	$0.14	$0.28

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	305.3	320.6
Diluted	306.9	322.3

(1) Prior period results have been recast to reflect the adoption of ASC 842 Leases.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended
	March 31,		Percent
	2019	2018(1)	Change

Revenue passengers (thousands)	10,165	9,881	2.9
Revenue passenger miles (millions)	12,734	11,866	7.3
Available seat miles (ASMs) (millions)	15,437	14,025	10.1
Load factor	82.5%	84.6%	(2.1)	pts.
Aircraft utilization (hours per day)	11.8	11.4	0.4

Average fare	$177.24	$171.19	3.5
Yield per passenger mile (cents)	14.15	14.26	(0.7)
Passenger revenue per ASM (cents)	11.67	12.06	(3.2)
Revenue per ASM (cents)	12.12	12.50	(3.1)
Operating expense per ASM (cents)(2)	11.63	11.62	0.1
Operating expense per ASM, excluding fuel (cents)(1)(2)	8.66	8.58	0.9

Departures	89,236	86,046	3.7
Average stage length (miles)	1,153	1,098	5.0
Average number of operating aircraft during period	252.9	243.9	3.7
Average fuel cost per gallon, including fuel taxes	$2.05	$2.09	(2.0)
Fuel gallons consumed (millions)	213	199	7.0
Average number of full-time equivalent crewmembers	18,292	17,530

(1) Refer to Note A, Consolidated operating cost per available seat mile, excluding fuel (CASM Ex-Fuel) at the end of our Earnings Release for more information on this non-GAAP measure. CASM Ex-Fuel excludes fuel and related taxes, special items, and operating expenses related to other non-airline businesses.

(2) Recast to reflect the adoption of ASC 842 Leases.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)
	March 31,	December 31,
	2019	2018
	(unaudited)

Cash and cash equivalents	$464	$474
Total investment securities	415	416
Total assets(1)	11,115	10,959
Total debt	1,539	1,670
Stockholders' equity(1)	4,607	4,685

(1) Prior period results have been recast to reflect the adoption of ASC 842 Leases.

Note A – Non-GAAP Financial Measures

JetBlue sometimes uses non-GAAP measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the U.S., or GAAP. We believe these non-GAAP measures provide a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. We believe certain charges included in our operating expenses on a GAAP basis make it difficult to compare our current period results to prior periods as well as future periods and guidance. The tables below show a reconciliation of non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures.

Consolidated operating cost per available seat mile, excluding fuel and related taxes, and certain non-airline operating expenses, and special items (“CASM Ex-Fuel”)

Operating expenses per available seat mile, or CASM, is a common metric used in the airline industry. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from operating expenses to determine CASM ex-fuel. During the periods presented below, special items include one-time transition costs related to the Embraer E190 fleet exit as well as one-time costs related to the implementation of our pilots' collective bargaining agreement. We believe that CASM ex-fuel provides investors the ability to measure financial performance excluding items beyond our control, such as fuel costs which are subject to many economic and political factors beyond our control, or not related to the generation of an available seat mile, such as operating expense related to other non-airline businesses. We believe this non-GAAP measure is more indicative of our ability to manage airline costs and is more comparable to measures reported by other major airlines.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE PER ASM, EXCLUDING FUEL
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended
	March 31,
	2019		2018
	$	per ASM	$	per ASM

Total operating expenses(1)	$1,795	$11.63	$1,629	$11.62
Less:
Aircraft fuel and related taxes	437	2.83	417	2.97
Other non-airline expenses(1)	9	0.06	9	0.07
Special items	12	0.08	—	—
Operating expenses, excluding fuel(1)	$1,337	$8.66	$1,203	$8.58

(1) Recast to reflect the adoption of ASC 842 Leases.

Operating Expense, Income before Taxes, Net Income and Earnings per Share, excluding Special Items and Impact of Tax Reform

Our GAAP results in the applicable periods include the impacts of the 2017 tax reform and charges that are deemed special items which we believe make our results difficult to compare to prior periods as well as future periods and guidance. During the periods presented below, special items include one-time transition costs related to the Embraer E190 fleet exit as well as one-time costs related to the implementation of our pilots' collective bargaining agreement. We believe the impacts of the 2017 tax reform and special items distort our overall trends and that our metrics and results are enhanced with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impacts of the 2017 tax reform and special items.

NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF OPERATING EXPENSE, INCOME BEFORE TAXES, NET INCOME AND EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS AND IMPACT OF TAX REFORM
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2019	2018(1)
Total operating expenses	$1,795	$1,629
Less: Special items	12	—
Total operating expenses excluding special items	$1,783	$1,629

Operating income	$76	$125
Add back: Special items	12	—
Operating income excluding special items	$88	$125

Income before income taxes	$58	$113
Add back: Special items	12	—
Income before income taxes excluding special items	$70	$113

Income before income taxes excluding special items	$70	$113
Less: Income tax expense	16	23
Less: Income tax related to special items	3	—
Less: Tax reform impact	—	7
Net Income excluding special items and tax reform impact	$51	$83

Earnings Per Common Share:
Basic	$0.14	$0.28
Add back: Special items, net of tax	0.02	—
Less: Tax reform impact	—	0.02
Basic excluding special items and tax reform impact	$0.16	$0.26

Diluted	$0.14	$0.28
Add back: Special items, net of tax	0.02	—
Less: Tax reform impact	—	0.02
Diluted excluding special items and tax reform impact	$0.16	$0.26

(1) Prior period results have been recast to reflect the adoption of ASC 842 Leases.

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com